Exhibit 10.2

PHANTOM STOCK UNIT AGREEMENT
FOR INTERNATIONAL EMPLOYEES
CIRCOR INTERNATIONAL, INC.

Name of Awardee: Participant Name
Awardee Solium Number: XXX
Number of Phantom Stock Units: XXXX
Award Date: March 5, 2018

Pursuant to the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), CIRCOR International, Inc. and its subsidiaries (the “Company”) is granting to the Awardee named above, who is an officer, director or employee of the Company or any of its Subsidiaries, an award (the “Award”) of Phantom Stock Units (“PSUs”) subject to the terms and conditions set forth herein and in the Plan.

1.    Vesting Schedule. No portion of this Award may be received until such portion shall have vested. Except as otherwise set forth in this Agreement or in the Plan, the PSUs will vest over a three-year period (the “Vesting Period”) in tranches on the dates set forth in the table below (each, a “Vesting Date”) , subject to employment with the Company on each Vesting Date:

Number of
Phantom Stock Units    Vesting Date
(XXX)    one-third    March 5, 2019
(XXX)    one-third    March 5, 2020
(XXX)    one-third    March 5, 2021

In the event of a Change of Control as defined in Section 14.3 of the Plan, this Award shall become immediately vested whether or not this Award or any portion thereof is vested at such time.

2.    Payment of PSUs; Rights as Stockholder.

(a)    Subject to Section 3 of this Agreement, upon a Vesting Date, the Awardee shall receive a gross cash amount equal to the number of PSUs that have become vested on such date multiplied by the closing price of the Company’s Common Stock (the “Stock”) on the last trading day prior to the date of vesting, reduced by any amount required for withholding taxes.

(b)    Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights and dividends.

3.    Termination of Employment or Other Business Relationship. If the Awardee's employment or other business relationship with the Company or a Subsidiary is terminated for any reason except as otherwise set forth in this Section 3, Awardee’s right in any PSUs that are not vested shall automatically terminate upon the effective date of such termination of employment or other business relationship with the Company and its Subsidiaries and such PSUs shall be cancelled as provided within the terms of the Plan and shall be of no further force and effect. Amounts that are become vested as provided under this Section 3 on account a termination of employment due to death, disability or retirement as defined below (each, a “Qualifying Termination”) shall be paid as soon as administratively practicable following such Qualifying Termination.

a)Termination Due to Death. If the Awardee’s employment terminates by reason of the Awardee’s death, (excluding death by suicide), all outstanding awards shall become vested as of the date of death and the Company shall issue payment to Awardee’s designated beneficiary or estate executor. This gross payment will be reduced by any amount required for withholding taxes.

b)Termination Due to Disability. If the Awardee’s employment terminates by reason of the Awardee’s permanent disability (as recognized under the laws of the jurisdiction where the Awardee resides), all outstanding awards shall become vested as of the date of such termination and the Company shall issue payment to Awardee. This gross payment will be reduced by any amount required for withholding taxes.

c)Termination Due to Retirement. If the Awardee’s employment is terminated by reason of the Awardee’s qualified early or normal retirement under the laws of the jurisdiction where the Awardee resides, a pro rata portion of the Awardee’s outstanding awards shall become vested as of the date of such termination, with such pro rata portion equal to the Awardee’s PSUs that are scheduled to vest on the next Vesting Date following such termination multiplied by a fraction, the numerator of which is the number of days on which the Awardee was employed by the Company or a Subsidiary during the Vesting Year (as defined in this Section 3(c)) in which such termination occurs, and the denominator of which is three hundred sixty-five (365). The Awardee shall receive a gross cash payment equal to the resulting number of such vested PSUs multiplied by the average closing price of the Stock for the 30 days prior to the last trading day before the termination date. This gross payment will be reduced by any amount required for withholding taxes. The term “Vesting Year” as used in this Agreement means each of the twelve (12) month periods that ends on a Vesting Date, as set forth in Section 1 of this Agreement.

d)Termination for Cause. If the Awardee’s employment terminates for Cause (as defined below), all outstanding awards (whether vested or unvested) shall terminate immediately and be of no further force and effect. For purposes hereof, unless otherwise provided in an employment agreement between the Company and the Awardee, a termination of employment for “Cause” shall mean, the occurrence of one or more of the following: (i) the Awardee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion; (ii) the Awardee engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Administrator in good faith in its sole discretion; (iii) any material act or omission by the Awardee involving malfeasance or negligence in the performance of the Awardee’ s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within thirty (30) days after written notice from the Company of any such act or omission; (iv) failure by the Awardee to comply in any material respect with any written policies or directives of the Company as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within ten (10) days after written notice from the Company of such failure; or (v) material breach by the Awardee of any non-competition, confidentiality or similar agreements between the Awardee and the Company as determined by the Administrator in good faith in its sole discretion.

e)Termination without Cause. If the Awardee’s employment is terminated by the Company without Cause and unless otherwise determined by the Administrator, any portion of the Award that is not vested by time of such termination shall terminate immediately and be of no further force and effect.

f)Termination of Employment by Awardee. If the Awardee voluntarily terminates his or her employment with the Company for reasons other than death, permanent disability or retirement (in each case as described in this Section 3), except as otherwise provided in any employment agreement between the Awardee and the Company, the Awardee's unvested PSUs shall be canceled.

g)Miscellaneous. The Administrator’s determination of the reason for termination of the Awardee’s employment shall be conclusive and binding on the Awardee and his or her representatives or legatees. Any portion of this Award that is unvested after the application of this Section 3 shall be cancelled immediately upon any termination of employment and the Awardee shall not receive any payment in respect of such cancelled portion of this Award.

4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.    Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Awardee’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company determines that the Awardee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Awardee becomes entitled to under this Agreement would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided any earlier than the date that is the earlier of (A) six months and one day after the Awardee’s separation from service, or (B) the Awardee’s death.

6.    Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee's lifetime, only to Awardee, and thereafter, only to Awardee's designated beneficiary or estate.

7.    Non-Solicitation Agreement. Awardee, for a period of two years following the termination of Awardee’s affiliation with the Company shall not directly or indirectly (1) induce, solicit, request or advise any Customers (as defined below) to patronize any business which competes with any business of the Company for which Awardee has had any management responsibility during his affiliation with Company; or (2) entice, solicit, request or advise any employee of the Company to leave the Company’s employment or to otherwise accept employment (or other affiliation) with any person, firm or business with which Awardee has an employment or consulting relationship. As used above, “Customers” means all customers of any business of the Company for which the Awardee had contact or management responsibility during the last two years of his affiliation with Company.

8.    Miscellaneous.

(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to Awardee at the address set forth in the Company’s records for such Awardee, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)    This Award does not confer upon Awardee any rights with respect to continuance of employment by the Company or any Subsidiary.

(c)    The Company may at any time amend or cancel any outstanding portion of this Award, but no such action may be taken which adversely affects Awardee's rights under this Agreement without Awardee's consent.

CIRCOR INTERNATIONAL, INC.

By: /s/ Scott Buckhout

Scott Buckhout
Title: President and CEO

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:

Awardee: